EXHIBIT 16.1

August 6, 2019

Securities and Exchange Commission

100F Street, N.E.

Washington, DC 20549

We have read Item 4.01 of Form 8-K of Intelligent Buying, Inc. dated August 6, 2019. We agree with the statements made concerning our firm contained therein.

Yours very truly,

/s/ Prager Metis CPAs, LLC

Prager Metis CPAs, LLC